Exhibit 5.1

One Atlantic Center

1201 West Peachtree Street

Atlanta, GA 30309-3424

404-881-7000 | Fax: 404-881-7777

May 21, 2021

LHC Group, Inc.

901 Hugh Wallis Road South

Lafayette, LA 70508

Re: Registration Statement on Form S-3 (No. 333-                )

Ladies and Gentlemen:

We have acted as counsel to LHC Group, Inc., a Delaware corporation (the “Company”), in connection with the filing of the above-referenced Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act).

This opinion is being furnished pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K under the Securities Act.

The Registration Statement relates to the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of the following securities (the “Registered Securities”): (i) shares of common stock, par value $0.01 per share, of the Company (“Common Stock”); (ii) shares of preferred stock, par value $0.01 per share, of the Company (“Preferred Stock”); (iii) senior or subordinated debt securities of the Company (the “Debt Securities”); (iv) warrants to purchase any of the securities of the Company described in clauses (i), (ii) and (iii) (collectively, the “Warrants”); (v) purchase contracts of the Company obligating holders to purchase a specified or varying number of shares of Common Stock or Preferred Stock which the Company may sell under the prospectus included in the Registration Statement (the “Prospectus”) at a future date or dates (the “Purchase Contracts”); and (vi) units comprised of one or more of the other securities that the Company may offer under the Prospectus, in any combination (the “Units”).

Each series of Debt Securities will be issued pursuant to an indenture between the Company and a trustee or bank to be named therein (the “Trustee”), in the form attached as an exhibit to the Registration Statement, as such indenture may be supplemented for any series of Debt Securities (collectively, the “Indenture”), which Indenture will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated into the Registration Statement by reference. Each Warrant will be issued pursuant to a warrant agreement substantially in the form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act, and incorporated into the Registration Statement by reference (a “Warrant Agreement”). Each Purchase Contract will be issued pursuant to a purchase contract substantially in the form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference. Each Unit will be issued pursuant to a unit agreement substantially in the form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference (a “Unit Agreement”).

We have examined the Amended and Restated Certificate of Incorporation of the Company; the Bylaws of the Company, as amended; records of proceedings of the Board of Directors of the Company; a specimen

Alston & Bird LLP	www.alston.com

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LHC Group, Inc.

May 21, 2021

certificate representing the Common Stock; the form of Indenture included as an exhibit to the Registration Statement; and the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinions hereinafter set forth.

Our opinions set forth below are limited to the General Corporation Law of the State of Delaware and, solely with respect to whether or not the Debt Securities, Warrants, Purchase Contracts or Units are the valid and binding obligations of the Company, the laws of the State of New York, in each case, that in our experience is normally applicable to transactions of the type contemplated by the Registration Statement. The Registered Securities may be issued from time to time on a delayed or continuous basis, and our opinions set forth below are limited to such laws as in effect on the date hereof. We do not express any opinion herein concerning any other laws. Our opinions set forth in paragraphs 3, 4, 5 and 6 are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally; (ii) general equitable principles (whether considered in a proceeding in equity or at law); and (iii) an implied covenant of good faith and fair dealing.

This opinion letter is provided for your use solely in connection with the filing of the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinions expressly stated in the numbered paragraphs below. Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that:

1.

When, as and if (a) appropriate corporate action has been taken to authorize the issuance of Common Stock in conformity with the Amended and Restated Certificate of Incorporation of the Company; (b) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities and third parties are obtained and all other action has been taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (c) Common Stock has been duly issued and delivered by the Company against payment therefor in accordance with such corporate action, and; (d) certificates representing shares of Common Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law or, if uncertificated, valid book-entry notations have been made in the share register of the Company, then, upon the happening of such events, such Common Stock will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof).

2.

When, as and if (a) appropriate corporate action has been taken to authorize the issuance of Preferred Stock in conformity with the Amended and Restated Certificate of Incorporation of the Company, to fix the terms thereof and to authorize the execution and filing of a certificate of designation relating thereto with the Secretary of State of the State of Delaware; (b) such certificate of designation has been executed by duly

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May 21, 2021

authorized officers of the Company and so filed by the Company, all in accordance with the laws of the State of Delaware; (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities and third parties are obtained and all other action has been taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (d) Preferred Stock with terms so fixed has been duly issued and delivered by the Company against payment therefor in accordance with such corporate action; and (e) certificates representing shares of Preferred Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law or, if uncertificated, valid book-entry notations have been made in the share register of the Company, then, upon the happening of such events, such Preferred Stock will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof).

3.

When, as and if (a) the Indenture related to any series of the Debt Securities has been duly authorized, executed and delivered by the Company and the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of any series of the Debt Securities in conformity with the applicable Indenture; (b) such Debt Securities have been executed and authenticated in accordance with the applicable Indenture and issued and delivered by the Company against payment therefor in accordance with the applicable Indenture and such corporate action; and (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities and third parties are obtained and all other action has been taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, then, upon the happening of such events, the Debt Securities will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

4.

When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Warrant Agreement (including a form of certificate evidencing the Warrants) and when a Warrant Agreement has been duly authorized, executed and delivered by the Company; (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Warrants in accordance with the applicable Warrant Agreement and when such Warrants have been duly executed and authenticated in accordance with the applicable Warrant Agreement and issued and delivered against payment therefor in accordance with the Warrant Agreement and such corporate action; and (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities and third parties are obtained and all other action has been taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, then, upon the happening of such events, such Warrants will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

5.

When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Purchase Contract (including a form of certificate evidencing the Purchase Contracts) and when a Purchase Contract has been duly authorized, executed and delivered by the Company; (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Purchase Contracts in accordance with the applicable Purchase Contract and when such Purchase Contracts have been duly executed and authenticated in accordance with the applicable Purchase Contract and issued and delivered against payment therefor in accordance with the Purchase Contract and such corporate action; and (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities and third parties are obtained and all other action has

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May 21, 2021

been taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, then, upon the happening of such events, such Purchase Contracts will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

6.

When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Unit Agreement (including a form of certificate evidencing the Units) and when a Unit Agreement has been duly authorized, executed and delivered by the Company; (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Units in accordance with the applicable Unit Agreement and when such Units have been duly executed and authenticated in accordance with the applicable Unit Agreement and issued and delivered against payment therefor in accordance with the Unit Agreement and such corporate action; and (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities and third parties are obtained and all other action has been taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, then, upon the happening of such events, such Units will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

ALSTON & BIRD LLP

/s/ Alston & Bird LLP